Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
C4 Therapeutics, Inc.:

We consent to the use of our report dated March 11, 2020 incorporated by reference herein.

/s/ KPMG LLP

Boston, Massachusetts

March 11, 2021